UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CUBESCAPE, INC. (Exact name of registrant as specified in its charter)

Nevada	46-3892903
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1026 16TH AVENUE SOUTH

NASHVILLE, TENNESSEE 37212

 (913) 940-9919

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

All Communications to:

BLAIR KRUEGER, ESQ.

KRUEGER LLP

7486 LA JOLLA BOULEVARD

LA JOLLA, CALIFORNIA 92037

(858) 405-7385

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  X .

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-206068

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained in Amendment 1 to CUBESCAPE, Inc.'s  Registration Statement on Form S-1 filed with the  Securities and Exchange Commission on September 25, 2015 (File No. 333-206068), declared effective on October 14, 2015, is incorporated by reference into this registration statement on Form 8A.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit

Number

3.1 *	Articles of Incorporation
3.2 *	Bylaws – CubeScape, Inc.
14.1 *	Code of Ethics
99.1 *	Copy of Subscription Agreement
99.2 *	Escrow Agreement

* Incorporated by reference from our report on Form S-1, filed on August 4, 2015.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CUBESCAPE, Inc.

December 23, 2016

/s/ Charles A. Ross, Jr.

Charles A. Ross, Jr.

Chief Executive Officer, Principal Executive Officer